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                                  EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Home City Financial Corporation, (the "Company") on Form 10-QSB for the three months ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, J. William Stapleton, Chief Executive Officer and Chief Operating Officer, and Charles A. Mihal, Treasurer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/J. William Stapleton                /s/Charles A. Mihal
----------------------------------     -----------------------------
J. William Stapleton                   Charles A. Mihal
Chief Executive Officer and            Treasurer and Chief Financial Officer
Chief Operating Officer


Date:     May  9, 2003                 Date:   May 9, 2003
      -----------------------------          -------------



A signed original of this written statement required by Section 906 has been provided to Home City Financial Corporation and will be retained by Home City Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.






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